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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); on Form S-3 (333-10383)
and (333-14025); and on Form S-4 (333-13133) of our report dated February 8, 1996 with respect to the financial statements of The Re-Print Corporation for the years ended December 31, 1995 and 1994 of U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 26, 1997.

                                          BDO SEIDMAN, LLP

Atlanta, Georgia
July 2, 1997